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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-117136 and 333-69531 on Form S-3 and Registration Statement Nos. 333-54878, 333-88804, 333-62271, 333-61197, 333-39353 and 333-33353 on Form S-8 of our
reports dated June 13, 2005, relating to the financial statements and financial statement schedule of Atari, Inc., and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Atari, Inc. for the year ended March 31, 2005.

/s/ Deloitte & Touche LLP

New York, New York
October 12, 2005